Exhibit 99.1
One Medical Announces Results for Third Quarter 2021
•Third Quarter 2021 Ending Total Membership Count of 715,000, a 40% Increase Year-Over-Year. Ending Consumer and Enterprise Membership Count of 683,000 and At-Risk Membership Count of 32,000
•Third Quarter 2021 Net Revenue of $151.3 Million, a 49% Increase Year-Over-Year
•Ending Third Quarter 2021 Cash and Short-term Marketable Securities of $590.0 Million
•Provides Q4 2021 Guidance and Updates Full Year 2021 Guidance
SAN FRANCISCO – November 3, 2021 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the third quarter ended September 30, 2021.
“This was an exciting Q3 for One Medical as we welcomed in our new colleagues from Iora and further expanded our services in the senior population; and, as we launched in another new market, Raleigh-Durham, North Carolina,” said Amir Dan Rubin, Chair & CEO of One Medical. “We continue to perform, innovate and grow, as our human-centered and technology-powered model continues to deliver results for a growing number of members, employers and payers, providers, and health networks.”
Financial Highlights for the Third Quarter 2021
All comparisons are to the three months ended September 30, 2020. Unless otherwise noted, our results of operations in this press release include the activity of Iora Health, Inc. ("Iora") beginning from the close of our acquisition on September 1, 2021.
•Total membership count as of quarter-end was 715,000 compared to 511,000, a 40% increase; Consumer and Enterprise membership count of 683,000 and At-Risk membership count of 32,000 as of quarter-end.
•Net Revenue was $151.3 million compared to $101.7 million, a 49% increase.
•Medical Claims Expense Ratio was 87%.
•Care Margin was $46.8 million, or 31% of net revenue; Loss from Operations was $72.7 million, or 48% of net revenue.
•Adjusted EBITDA was a loss of $6.1 million, or 4% of net revenue; Net Loss was $78.6 million, or 52% of net revenue.
Financial Outlook
One Medical provides forward-looking guidance on membership count, net revenue, Care Margin, and Adjusted EBITDA. Care Margin and Adjusted EBITDA are non-GAAP measures. Guidance includes outlook for Iora beginning from the close of our acquisition on September 1, 2021.

	Three Months Ending December 31, 2021		Twelve Months Ending December 31, 2021
Amounts in millions, except membership data	Low	High	Low	High
Consumer and Enterprise Members	695,000	702,000	695,000	702,000
At-Risk Members	33,000	34,000	33,000	34,000
Total	728,000	736,000	728,000	736,000
One Medical Revenue	$121	$128	$483	$490
Iora Revenue	92	94	123	125
Total Revenue	$213	$222	$606	$615
Care Margin	$33	$38	$184	$189
Adjusted EBITDA	$(43)	$(38)	$(37)	$(32)
Management has not reconciled forward-looking non-GAAP Care Margin and Adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, certain legal or advisory costs or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures.
Quarterly Conference Call Details
The company will host a conference call to review the results today, Wednesday, November 3, 2021 at 1:30 p.m. (PT) / 4:30 p.m. (ET). A live audio webcast will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 2558715. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Key Metrics and Non-GAAP Financial Measures
Members: members include both Consumer and Enterprise members as well as At-Risk members as defined below. Our number of members depends, in part, on our ability to successfully market our services directly to consumers including Medicare-eligible as well as non-Medicare eligible individuals, to Medicare Advantage health plans and Medicare Advantage enrollees, to employers that are not yet enterprise clients, and our activation rate within existing enterprise clients. We define estimated activation rate for any enterprise client at a given time as the percentage of eligible lives enrolled as members. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.
Consumer and Enterprise Members: a Consumer and Enterprise member is a person who has registered with us and has paid for membership for a period of at least one year or whose membership has been sponsored by an enterprise or other third party under an agreement having a term of at least one year. Consumer and Enterprise members do not include trial memberships, our virtual only One Medical Now users, or any temporary users. Our number of Consumer and Enterprise members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. Consumer and Enterprise members may include individuals who are: (i) Medicare-eligible and (ii) have paid for a membership or whose membership has been sponsored by an enterprise or other third party. Consumer and Enterprise members do not include any At-Risk members as defined below. Consumer and Enterprise members help drive commercial revenue.

At-Risk Members: an At-Risk member is a person for whom we are responsible for managing a range of healthcare services and associated costs. At-Risk members help drive Medicare revenue.
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Medical Claims Expense Ratio: we define Medical Claims Expense Ratio as medical claims expense divided by Capitated Medicare Revenue. The nature of our contracting with Medicare Advantage, CMS and other payers requires us to be financially responsible for a range of healthcare services of our At-Risk members. Our care model focuses on leveraging the primary care setting as a means of avoiding downstream health care costs and balancing our cost of care with the impact of our service levels on medical claims expense. We are liable for potentially large medical claims should we not effectively manage our At-Risk members’ health. We therefore consider the Medical Claims Expense Ratio to be an important measure to monitor our performance. As we sign up new At-Risk members or open new offices to serve these members, our Medical Claims Expense Ratio is likely to increase initially due to a potential increase in medical claims expense from a lag in improvement in health outcomes with member tenure. Similarly, there may be a lag in adequately documenting the health status of our members, resulting in different Capitated Medicare Revenue compared to what is indicated by the health status of an At-Risk member. We believe that the Medical Claims Expense Ratio for a given set of At-Risk members can improve over time as we help improve their health outcomes relative to their underlying health conditions.
Care Margin: we define Care Margin as income or loss from operations excluding depreciation and amortization, general and administrative expense and sales and marketing expense. We consider Care Margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to both us and investors to measure whether we are effectively pricing our services and managing the health care and associated costs, including medical claims expenses and cost of care, of our At-Risk members successfully. We have provided below a reconciliation of historical Care Margin to loss from operations, its most directly comparable GAAP financial measure.
Adjusted EBITDA: we define Adjusted EBITDA as net income or loss excluding interest income, interest and other expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability, provision for (benefit from) income taxes, certain legal or advisory costs, and acquisition and integration costs that the Company does not consider to be expenses incurred in the normal operation of the business. Such legal or advisory costs may include but are not limited to expenses with respect to evaluating potential business combinations, legal investigations, or settlements. Acquisition and integration costs include expenses incurred in connection with the closing and integration of acquisitions, which may vary significantly and are unique to each acquisition. We made this update to prospectively exclude from our presentation certain legal or advisory costs from the first quarter of 2021 and acquisition and integration costs from the second quarter of 2021, because amounts incurred in the prior periods were insignificant relative to our consolidated operations. We report Adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical Adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.
Available Information

One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: timely and successful integration of Iora with our company and our ability to timely and successfully achieve the anticipated benefits and potential synergies of the transaction; the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic, including any new outbreaks and emerging variant strains of the virus, and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; the impact of new laws and regulations on our industry, including Medicare, our financial outlook; our focus areas for investment and our investments; announcements by us or our competitors of business or strategic developments; and our overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.
About One Medical
One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model. Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.

Media Contact:
Kristina Skinner, One Medical
Senior Director of External Communications
press@onemedical.com
650-743-5187

Investor Contact:
Westwicke
Bob East or Asher Dewhurst
onemedical@westwicke.com
443-213-0500

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue
Medicare revenue	$30,462	$—	$30,462	$—
Commercial revenue	120,871	101,667	362,639	258,423
Total net revenue	151,333	101,667	393,101	258,423
Operating expenses:
Medical claims expense	26,085	—	26,085	—
Cost of care, exclusive of depreciation and amortization shown separately below	78,443	58,781	216,457	163,780
Sales and marketing (1)	14,380	7,914	37,639	28,847
General and administrative (1)	93,070	40,059	234,611	118,236
Depreciation and amortization	12,045	5,735	25,944	16,123
Total operating expenses	224,023	112,489	540,736	326,986
Loss from operations	(72,690)	(10,822)	(147,635)	(68,563)
Other income (expense), net:
Interest income	535	235	719	1,635
Interest and other expense	(4,464)	(5,647)	(10,149)	(7,676)
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	(6,560)
Total other expense, net	(3,929)	(5,412)	(9,430)	(12,601)
Loss before income taxes	(76,619)	(16,234)	(157,065)	(81,164)
Provision for (benefit from) income taxes	1,984	181	2,143	109
Net loss	(78,603)	(16,415)	(159,208)	(81,273)
Less: Net loss attributable to noncontrolling interest	—	—	—	(704)
Net loss attributable to 1Life Healthcare, Inc. stockholders	$(78,603)	$(16,415)	$(159,208)	$(80,569)
Net loss per share attributable to 1Life Healthcare, Inc. stockholders — basic and diluted	$(0.51)	$(0.13)	$(1.11)	$(0.71)
Weighted average common shares outstanding — basic and diluted	153,700	128,557	142,990	113,253

(1)    Includes stock-based compensation, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	$884	$575	$2,871	$1,843
General and administrative	27,650	8,060	78,323	25,480
Total	$28,534	$8,635	$81,194	$27,323

Components of Net Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Capitated Medicare revenue	$29,872	$—	$29,872	$—
Fee-for-service and other Medicare revenue	590	—	590	—
Total Medicare revenue	30,462	—	30,462	—
Partnership revenue	54,547	43,917	165,604	107,365
Net fee-for-service revenue	44,835	40,244	132,713	98,257
Membership revenue	21,489	17,326	62,559	50,221
Grant income	—	180	1,763	2,580
Total commercial revenue	120,871	101,667	362,639	258,423
Total net revenue	$151,333	$101,667	$393,101	$258,423

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue
Medicare revenue	20%	—%	8%	—%
Commercial revenue	80%	100%	92%	100%
Total net revenue	100%	100%	100%	100%
Operating expenses:
Medical claims expense	17%	—%	7%	—%
Cost of care, exclusive of depreciation and amortization shown separately below	52%	58%	55%	63%
Sales and marketing (1)	10%	8%	10%	11%
General and administrative (1)	62%	39%	60%	46%
Depreciation and amortization	8%	6%	7%	6%
Total operating expenses	148%	111%	138%	127%
Loss from operations	(48)%	(11)%	(38)%	(27)%
Other income (expense), net:
Interest income	—%	—%	—%	1%
Interest and other expense	(3)%	(6)%	(3)%	(3)%
Change in fair value of redeemable convertible preferred stock warrant liability	—%	—%	—%	(3)%
Total other expense, net	(3)%	(5)%	(2)%	(5)%
Loss before income taxes	(51)%	(16)%	(40)%	(31)%
Provision for (benefit from) income taxes	1%	—%	1%	—%
Net loss	(52)%	(16)%	(41)%	(31)%
Less: Net loss attributable to noncontrolling interest	—%	—%	—%	—%
Net loss attributable to 1Life Healthcare, Inc. stockholders	(52)%	(16)%	(41)%	(31)%

(1)Includes stock-based compensation, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	1%	1%	1%	1%
General and administrative	18%	8%	20%	10%
Total	19%	8%	21%	11%

Components of Net Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Capitated Medicare revenue	20%	—%	8%	—%
Fee-for-service and other Medicare revenue	—%	—%	—%	—%
Total Medicare revenue	20%	—%	8%	—%
Partnership revenue	36%	43%	42%	42%
Net fee-for-service revenue	30%	40%	34%	38%
Membership revenue	14%	17%	16%	19%
Grant income	—%	—%	—%	1%
Total commercial revenue	80%	100%	92%	100%
Total net revenue	100%	100%	100%	100%

*Percentages may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$469,813	$112,975
Short-term marketable securities	120,236	570,023
Accounts receivable, net	102,233	67,895
Inventories	6,785	7,113
Prepaid expenses and other current assets	48,060	16,693
Total current assets	747,127	774,699
Restricted cash	3,964	1,911
Property and equipment, net	181,739	126,037
Right-of-use assets	250,026	138,840
Intangible assets, net	363,117	—
Goodwill	1,151,425	21,301
Deferred income taxes	—	2,656
Other assets	12,166	5,546
Total assets	$2,709,564	$1,070,990
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,330	$12,654
Accrued expenses	91,636	46,527
Deferred revenue, current	46,368	35,966
Operating lease liabilities, current	29,059	17,418
Other current liabilities	26,587	4,861
Total current liabilities	208,980	117,426
Operating lease liabilities, non-current	261,820	153,614
Convertible senior notes	309,376	241,233
Deferred income taxes	89,696	—
Deferred revenue, non-current	28,883	7,624
Other non-current liabilities	23,127	2,618
Total liabilities	921,882	522,515
Commitments and contingencies
Stockholders' Equity:
Common stock, $0.001 par value, 1,000,000 and 1,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 192,020 and 134,472 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	192	134
Additional paid-in capital	2,310,251	918,118
Accumulated deficit	(522,765)	(369,785)
Accumulated other comprehensive income	4	8
Total stockholders' equity	1,787,682	548,475
Total liabilities and stockholders' equity	$2,709,564	$1,070,990

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(159,208)	$(81,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	551	128
Depreciation and amortization	25,944	16,123
Amortization of debt discount and issuance costs	1,406	4,402
Accretion of discounts and amortization of premiums on short-term investments, net	802	(787)
Change in fair value of redeemable convertible preferred stock warrant liability	—	6,560
Reduction of operating lease right-of-use assets	14,312	10,039
Stock-based compensation	81,194	27,323
Deferred income taxes	2,143	—
Other non-cash items	692	(11)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(10,639)	(20,255)
Inventories	398	(1,396)
Prepaid expenses and other current assets	(19,833)	3,530
Other assets	1,293	(637)
Accounts payable	144	(2,189)
Accrued expenses	31,560	16,416
Deferred revenue	6,261	16,190
Operating lease liabilities	(14,193)	(8,503)
Other liabilities	21,841	8,353
Net cash used in operating activities	(15,332)	(5,987)
Cash flows from investing activities:
Purchases of property and equipment	(43,893)	(51,494)
Purchases of short-term marketable securities	(79,984)	(657,211)
Proceeds from sales and maturities of short-term marketable securities	528,965	256,315
Acquisitions of businesses, net of cash and restricted cash acquired	(23,257)	—
Issuance of note receivable	(30,000)	—
VIE deconsolidation	—	(810)
Net cash provided by (used in) investing activities	351,831	(453,200)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	316,250
Payment of convertible senior notes issuance costs	—	(9,374)
Proceeds from initial public offering	—	281,750
Payment of underwriting discount and commissions, and offering costs	—	(21,322)
Proceeds from the exercise of stock options	19,463	25,754
Proceeds from employee stock purchase plan	2,972	3,533
Proceeds from the exercise of redeemable convertible preferred and common stock warrants	—	110
Repayment of notes payable	—	(3,300)
Payment of principal portion of finance lease liability	(43)	(44)
Net cash provided by financing activities	22,392	593,357
Net increase in cash, cash equivalents and restricted cash	358,891	134,170
Cash, cash equivalents and restricted cash at beginning of period	115,005	29,329
Cash, cash equivalents and restricted cash at end of period	$473,896	$163,499
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$8,860	$3,594
Equity consideration for business acquisition	$1,361,955	$—
Reimbursement of secondary offering costs in prepaid expenses and other current assets	$—	$784

Select Metrics (As of Period End)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Consumer and Enterprise members	683,000	621,000	598,000	549,000	511,000	475,000	455,000	422,000
At-Risk members	32,000	—	—	—	—	—	—	—
Offices	177	124	110	107	103	96	92	83

MEDICAL CLAIMS EXPENSE RATIO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Medical claims expense	$26,085	$—	$26,085	$—
Capitated Medicare Revenue	$29,872	$—	$29,872	$—
Medical Claims Expense Ratio	87%	N/A	87%	N/A

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Loss from operations	$(72,690)	$(10,822)	$(147,635)	$(68,563)
Sales and marketing*	14,380	7,914	37,639	28,847
General and administrative*	93,070	40,059	234,611	118,236
Depreciation and amortization	12,045	5,735	25,944	16,123
Care Margin	$46,805	$42,886	$150,559	$94,643
Care Margin as a percentage of net revenue	31%	42%	38%	37%

* Includes stock-based compensation

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(78,603)	$(16,415)	$(159,208)	$(81,273)
Interest income	(535)	(235)	(719)	(1,635)
Interest and other expense	4,464	5,647	10,149	7,676
Depreciation and amortization	12,045	5,735	25,944	16,123
Stock-based compensation	28,534	8,635	81,194	27,323
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	6,560
Provision for (benefit from) income taxes	1,984	181	2,143	109
Legal or advisory costs (1) (2)	521	—	16,088	—
Acquisition and integration costs	25,516	—	30,113	—
Adjusted EBITDA	$(6,074)	$3,548	$5,704	$(25,117)

(1)	Approximately $5.6 million of the legal or advisory costs relate to a legal settlement during the nine months ended September 30, 2021.
(2)
Amount excludes approximately $1.2 million of legal or advisory costs incurred during the three months ended September 30, 2020. We began excluding certain legal or advisory costs from Adjusted EBITDA starting from the first quarter of 2021.